UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2017

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2017, Box, Inc. (“Box”) entered into Amendment No. 2 to the Credit Agreement dated as of December 4, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Box and HSBC Bank USA, National Association. Pursuant to the terms of the amendment, (a) the maturity date of borrowings under the Credit Agreement was extended from December 4, 2017 to December 4, 2018, and (b) the covenant in the Credit Agreement that limits the amount of Debt (as such term is defined in the Credit Agreement) that Box can incur with respect to capital leases and to finance the acquisition, construction or improvement of any equipment or capital assets was increased from $25,000,000 to $65,000,000 in aggregate principal amount at any time outstanding.

Item 2.02	Results of Operations and Financial Condition

On March 1, 2017, Box issued a press release announcing its financial results for the fiscal quarter and year ended January 31, 2017. In the press release, Box also announced that it would be holding a conference call on March 1, 2017, to discuss its financial results for the fiscal quarter and year ended January 31, 2017. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement, dated February 28. 2017, between Box, Inc. and HSBC Bank USA National Association.

99.1	Press release issued by Box, Inc. dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

By:	/s/ Dylan Smith
Dylan Smith
Chief Financial Officer

Date: March 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement, dated February 28. 2017, between Box, Inc. and HSBC Bank USA National Association.

99.1	Press release issued by Box, Inc. dated March 1, 2017.